                                                                   Exhibit 10.54
       =================================================================

                            ASSET PURCHASE AGREEMENT

                                 by and between

                                NGC CORPORATION

                                      and

                              THE AES CORPORATION

                                  dated as of

                               February 17, 1997

       =================================================================

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          ASSET PURCHASE AGREEMENT, dated as of February 17, 1997, by and between NGC Corporation, a Delaware corporation ("NGC"), and The AES Corporation, a Delaware corporation ("Parent").

          WHEREAS, simultaneously with the execution and delivery hereof, Parent, NGC or its affiliate, Destec Energy, Inc., a Delaware corporation (the "Company"), and The Dow Chemical Company, a Delaware corporation ("Dow"), are entering into an agreement and plan of merger (the "Merger Agreement") pursuant to which the Company has agreed to merge with a subsidiary of NGC (the "Merger");

          WHEREAS, the Company owns and operates certain international businesses and assets;

          WHEREAS, Parent desires to cause a wholly-owned subsidiary, a Delaware corporation ("Purchaser"), to buy and immediately following the Merger, NGC desires to cause the Company to sell the international businesses and assets of the Company and its subsidiaries, and Purchaser is willing to assume certain related liabilities and obligations of the Company and its subsidiaries, all upon the terms and conditions hereinafter set forth; and

          WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent and NGC have each approved the transactions contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

          Section 1.1  Purchase and Sale of the International Assets.  Subject
                       ---------------------------------------------
to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), and immediately following the consummation of the Merger, NGC shall cause the Company to sell, convey, assign, transfer and deliver (or cause to be sold, conveyed, assigned, transferred and delivered) to Purchaser, and the Purchaser shall purchase and acquire the international assets of the Company, including, without limitation, all of the Company's or its Subsidiaries' (as defined in the Merger

Agreement) right, title and interest in and to the following:

          (i) all of the issued and outstanding shares of capital stock (or their equivalent under local law) (the "Purchased Shares") as set forth in
     Part I of Schedule 1.1 of the disclosure schedule attached hereto (the "Disclosure Schedule"), which when delivered to Purchaser at the Closing (as hereinafter defined) will be free and clear of any liens, claims, security interests, charges, leases, licenses or sublicenses created by, through or under NGC ("Liens");

          (ii) all rights, options and other interests in projects or projects in development outside of the United States, including those set forth in
     Part II of Schedule 1.1 of the Disclosure Schedule;

          (iii) all contracts and other agreements associated with or relating to the projects known as Elsta, Los Mina, Indian Queens, Hazelwood and Kingston Cogen (collectively, the "Projects"), including those listed on
     Part III of Schedule 1.1 of the Disclosure Schedule;

          (iv) all licenses, permits or franchises issued by any Governmental Entity (as hereinafter defined) relating to the Projects; and

          (v) those other assets and properties set forth in Part IV of Schedule
     1.1 of the Disclosure Schedule.

          The assets being sold, conveyed, assigned, transferred and delivered to Purchaser by the Company hereunder are hereinafter referred to as the "International Assets" or the "International Businesses."

          Section 1.2  Instruments of Conveyance and Transfer.  At the Closing,
                       --------------------------------------
NGC shall cause the Company to (a) deliver or cause to be delivered to Purchaser stock certificates, stock powers, assignments and other good and sufficient instruments of transfer, conveyance and assignment as the Purchaser and its counsel shall deem necessary or appropriate to vest in Purchaser all of the Company's and the Subsidiaries' right, title and interest in and to the International Assets, and (b) transfer to Purchaser all of the Company's and its Subsidiaries' right, title and interest in and to the contracts, agreements, commitments, books, records, files and other data relating to the International Assets.


                                       2
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          Section 1.3  Assumed Liabilities.  At the Closing, Purchaser shall
                       -------------------
deliver to the Company an undertaking (the "Assumption Agreement") in the form to be agreed upon whereby Purchaser, on and as of the Closing Date, assumes and agrees to pay, perform and discharge when due, (i) the liabilities and obligations of the Company and its Subsidiaries primarily attributable to the International Assets including, without limitation, the liabilities and obligations listed on Schedule 1.3 of the Disclosure Schedule, (ii) with respect to any corporate liabilities of the Company unknown to NGC or Parent that are not primarily attributable to the International Assets or to the Company's domestic assets, a pro rata portion of such corporate liabilities calculated based on a fraction the numerator of which is the Purchase Price and the denominator of which is the Merger Consideration (as defined in the Merger Agreement), (iii) all liabilities and obligations with respect to the International Employees described in Section 6.2, including, without limitation, all liabilities and obligations relating to the International Employees under
(a) the Destec Energy, Inc. 1996 Variable Pay Plan, (b) the Destec Energy, Inc. 1995 Variable Pay Plan, (c) the Destec Special Recognition Award (SRA) Program,
(d) the Destec Energy, Inc. Amended and Restated 1990 Award and Option Plan, (e) the Destec Foreign Service Policy, (iv) all severance costs, obligations under employment agreements and consulting agreements, and employee benefit liabilities arising as a result of (I) the termination of employment of any International Employees from and after the Closing Date or (II) the transactions consummated under this Agreement in respect of the International Employees (the cost, obligations and liabilities under this clause (iv) are collectively the "International Employee Obligations"), and (v) each liability or obligation relating to any International Employee (with respect to employee benefit plans, in excess of any assets owned by the Company or the Subsidiaries and directly related to such plan or held by any trust with respect thereto sponsored or maintained by the Company or the Subsidiaries (other than the International Assets) which are available to satisfy or otherwise offset such liability or obligation), relating to any bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, deferred stock, stock appreciation right, vacation policy, superannuation, severance or termination pay, hospitalization or other medical, life or other insurance, flexible benefit, cafeteria plan, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement, employment agreements, consulting agreements and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or

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contributed to by the Company or its Subsidiaries (the "International Employee
Plans") and (vi) all obligations and liabilities with respect to transfer stamp taxes or similar taxes arising in connection with the purchase of the International Assets by Purchaser. The liabilities and obligations assumed by Purchaser in accordance with this Section 1.3 are hereinafter referred to as the "Assumed Liabilities."

          Section 1.4  Excluded Liabilities.  Any liability of the Company or
                       --------------------
any affiliate thereof other than the Assumed Liabilities shall not be assumed by Purchaser or its affiliates including, without limitation, all liabilities and obligations relating to the Plans (as defined in the Merger Agreement), except for any of the International Employee Obligations and the International Employee Plans. The liabilities that are not to be assumed by Purchaser or its affiliates in accordance with this Section 1.4 are hereinafter referred to as the "Excluded Liabilities."

          Section 1.5  Closing.  Unless this Agreement shall have been
                       -------
terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 8.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place after all of the conditions herein or incorporated herein are satisfied or waived immediately following the Effective Time (as defined in the Merger Agreement), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless an earlier date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

          Section 1.6  Purchase Price and Payment.  (a)  In consideration for
                       --------------------------
the International Assets and subject to the terms and conditions of this Agreement, Purchaser shall on the Closing Date assume the Assumed Liabilities as provided in Section 1.3 hereof pursuant to the Assumption Agreement and shall transfer to or to the order of the Company in immediately available funds in New York City an amount equal to U.S. $407,055,000 (the "Base Purchase Price"), as adjusted as set forth in accordance with the provisions of this Section 1.6 (the "Purchase Price"). NGC and Purchaser agree to negotiate in good faith to adjust the Base Purchase Price to be paid at the Closing if allocations of net cash flow to be made pursuant to Section 1.6(c) between the date hereof and the Closing Date are expected to be at least $10,000,000.

          (b) One business day prior to the proposed Effective Time, Parent or Purchaser shall deposit the Base

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Purchase Price in trust with the Paying Agent (as defined in the Merger
Agreement) in a segregated account (the "AES Fund"). NGC shall instruct the Paying Agent that the AES Fund shall not be released without the written consent of Parent and NGC. Parent shall give its written consent upon satisfaction of the conditions set forth in Article VII of this Agreement. The AES Fund shall be deposited in an interest bearing account. If the conditions set forth in Article VII of this Agreement have not been satisfied by 12:00 noon on the second business day after the AES Fund was initially deposited, or such later date or time as Parent in its sole discretion may agree, NGC shall instruct the Paying Agent to return the AES Fund to Parent or Purchaser, as the case may be, including all interest earned thereon. Upon release of the AES Fund other than to Parent or Purchaser, NGC shall instruct the Paying Agent to promptly pay the interest earned on the AES Fund until the Effective Time of the Merger to Parent or Purchaser, as the case may be.

          (c) The Base Purchase Price shall be adjusted as set forth in this clause (c) to reflect the following allocation of the net cash flow of the Company and its Subsidiaries for the period from January 1, 1997 to the Closing
Date: the net cash flow of the Company and its Subsidiaries for the period from and including January 1, 1997 to and excluding the Closing will be allocated in a fair and reasonable manner between the International Assets, on the one hand, and the Company and its Subsidiaries (other than the International Assets), on the other hand. Within three business days after such allocation becomes final and binding upon Parent and NGC pursuant to clause (d) below, if the net cash flow so allocated to the International Assets is greater than zero, Parent shall cause Purchaser to pay the Company such difference, and if the net cash flow so allocated to the International Assets is less than zero, NGC shall cause the Company to pay Purchaser such difference. Any such adjusting payment shall bear interest at 7.5% per annum for the period from and including the Closing Date through and excluding the date of payment to the party to which it is owed pursuant to this Section 1.6(c).

          (d) Within 60 days after the Closing Date, NGC shall deliver to Parent a proposed settlement statement (the "Proposed Settlement Statement") prepared in good faith setting forth the allocation of such net cash flows between the International Assets and the Company and its Subsidiaries (other than the International Assets), together with supporting documentation in reasonable detail. NGC shall provide Parent with full access to the same information available to NGC for purposes of determining such allocation of net cash flow. If Parent objects to the

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Proposed Settlement Statement, it shall so notify NGC in writing within 30 days after receipt of the Proposed Settlement Statement, which notice shall set forth in reasonable detail any such objections. If Parent fails to deliver any such objection within such 30-day period, Parent shall be deemed to have accepted the Proposed Settlement Statement (including the calculation of the Purchase Price therein). NGC and Parent shall promptly meet to attempt to resolve any such objections, and if they fail to resolve such objections within 30 days after receipt by NGC of Parent's objections, such objections shall be resolved by an independent accounting firm (the "Accountants") selected by Deloitte & Touche and Arthur Andersen & Co., with Parent and NGC to bear the fees and expenses of the Accountants pro rata in inverse proportion to the amounts of their
                --- ----
respective awards with respect to the disputed items. The Purchase Price as determined by agreement by NGC and Parent, by failure of Parent to deliver an objection as described above or by the Accountants pursuant to this Section 1.6(d) shall be final and binding upon the parties.

          Section 1.7  Allocation of Purchase Price.  The Purchase Price shall
                       ----------------------------
be allocated among the International Assets in writing, by the parties hereto prior to the Closing. The parties hereto agree that the net book value of any International Asset may not be indicative of its fair market value.

          Section 1.8  Transfer of Purchased Assets, Assignment of Contractual
                       -------------------------------------------------------
Rights, Governmental Consents, Etc.  (a)  Anything contained in this Agreement
----------------------------------
to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, purchase order, sales order or other agreement or any claim, right, benefit, license, permit or authorization arising thereunder or resulting therefrom if a transfer, sublease or assignment or an attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would be ineffective, would constitute a breach thereof or would in any way affect the rights of the Purchaser thereunder. Additionally, this Agreement shall not constitute an agreement or an attempt to transfer any of the International Assets, the transfer of which may require the prior consent of any United States or foreign governmental authority or agency until such consent is obtained. NGC, Parent and Purchaser shall use their reasonable best efforts to obtain the consent of any such governmental authority and to obtain the consent of the other party to any of the agreements referred to above, to the transfer of the International Assets to the Purchaser in

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all cases in which such consent is required for such transfer. Except as otherwise agreed between NGC and Parent pursuant to Section 1.8(b) hereof, if, upon the satisfaction of all conditions to the Closing, any such consent (governmental or otherwise) is not obtained or if a transfer, sublease, or assignment or an attempted transfer, sublease or assignment of any of the International Assets would be ineffective, would constitute a breach thereof or would in any way materially affect the rights thereunder such that the Purchaser would not in fact receive all of the rights or ownership to the International Assets as provided in this Agreement (any such International Assets, the "Deferred Assets"), title to the Deferred Assets shall be retained by the Company but there shall be no reduction or reimbursement of the Purchase Price. After the Closing, NGC, the Company, Parent and Purchaser shall continue to use their reasonable best efforts to (i) cooperate to attempt to obtain any such consents and (ii) to transfer to Parent or Purchaser pursuant to reasonable and lawful arrangements the benefits and liabilities with respect to the Deferred Assets effective as of the Closing. After the Closing, such efforts shall include, without limitation, the enforcement for the benefit of the Purchaser (at Purchaser's cost) of any and all rights of NGC, the Company or their subsidiaries against third parties to any contract or agreement and the transfer or sale of such Deferred Asset to any person or entity designated by the Purchaser (and the net proceeds from any such transfer or sale shall be for Purchaser's account). NGC shall cooperate with Parent and the Company in all reasonable requests Parent, Purchaser or the Company shall make in connection with the obtaining of all such consents and approvals. Upon receipt of the required consents or approvals with respect to any Deferred Assets, NGC shall cause the Company to transfer such Deferred Asset (and the liabilities related thereto) to Parent or Purchaser, without recourse except as to encumbrances in each case created by, through or under NGC, the Company or their affiliates from and after the Closing. Any such transfer shall to the extent possible be effective as of the Closing, and arrangements will be made to transfer the net cash flow between the Deferred Assets, on the one hand, and the Company and the Subsidiaries (excluding the International Assets) on the other hand attributable to projects so transferred for the period from the date of the Closing through the date of such transfer, to the extent that they were not theretofore transferred.

          (b) With respect to the project known as "Hazelwood," NGC and Parent acknowledge that there is a question as to whether consents of the Government of Victoria of Australia that are required pursuant to certain

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financing, project and other documents relating to the Hazelwood project will be received at or prior to the Closing. Therefore, NGC and Parent agree to fully cooperate to determine whether such consents will be received prior to or at Closing by acting together to seek such consents as expeditiously as possible.
If after 15 days from the date of this Agreement it appears to either of the parties that such consents are not reasonably likely to be received prior to or at the Closing, NGC and the Parent agree to negotiate in good faith with respect to (i) whether reasonable and lawful arrangements (which do not violate any law or contractual obligations applicable to the Hazelwood project) can be designed to achieve the transfer described above with respect to the Hazelwood project, including to the extent feasible trust arrangements, put/call arrangements, or obligations on the part of NGC to cause the timely sale of the Hazelwood project (with proceeds thereof to be delivered to Parent or Purchaser with adjustments to be agreed upon to reflect benefits and liabilities of the Hazelwood project from the date of the Closing through the date of the sale of the Hazelwood project), and (ii) whether the structure of the transactions contemplated in this Agreement and the Merger Agreement could be "flipped" so that the Parent or its affiliate merges with the Company and immediately thereafter the Parent causes the Company to sell its assets (other than the International Assets) to NGC. In addition, NGC agrees that, if after such 15 days it appears that the consents will not be received prior to or at the Closing, it shall as expeditiously as possible seek the third party consents necessary to consummate such a flipped transaction. Notwithstanding anything herein to the contrary, NGC shall not be under any obligation to consummate such a flipped transaction if a necessary third party consent is not obtainable after a reasonable good faith effort on NGC's behalf to obtain such a consent or NGC determines in good faith that such a transaction would be significantly adverse to NGC.

          (c)  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN
ARTICLE III AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.1(i), THE INTERNATIONAL ASSETS ARE BEING SOLD TO PURCHASER AS IS, WHERE IS, WITH ALL FAULTS, DEFECTS, LIENS AND OTHER ENCUMBRANCES; PROVIDED THAT THE FOREGOING SHALL NOT AFFECT PARENT'S RIGHTS UNDER SECTION 7.1.

                                   ARTICLE II

                            [Intentionally Omitted]

                                  ARTICLE III


             REPRESENTATIONS AND WARRANTIES OF NGC AND THE COMPANY

          NGC represents and warrants to Parent and Purchaser as follows:

          Section 3.1  Organization.  NGC is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of the State of Delaware. NGC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is or will be qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business or financial condition of NGC and its subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement. NGC has previously delivered to the Parent and Purchaser complete and correct copies of its certificate of incorporation and by-laws, as currently in effect, and prior to the Closing NGC will have delivered to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company, as in effect at the time of such delivery.

          Section 3.2  Authorization; Validity of Agreement.  NGC has the
                       ------------------------------------
requisite corporate power and authority to execute and deliver this Agreement. NGC has, and as of the Closing the Company will have, the requisite corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery by NGC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by NGC's Board of Directors and no other corporate proceedings on the part of NGC are necessary to authorize the execution and delivery of this Agreement by NGC and the consummation of the transactions contemplated hereby. The consummation of the transactions contemplated hereby will be duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company will be necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by NGC and, assuming due authorization, execution and delivery of this Agreement by Parent, is a valid and binding obligation of NGC enforceable against it in accordance with its terms.

          Section 3.3  No Violations; Consents and Approvals.
                       -------------------------------------

          (a) Neither the execution and delivery of this Agreement by NGC nor the consummation by NGC of the transactions contemplated hereby will (i) violate any provision of the respective certificates of incorporation or by-laws of NGC or, as of the Closing, the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which NGC or, with respect to agreements entered into by or on behalf of NGC ("New Agreements"), the Company is a party, or by which NGC or, pursuant to New Agreements, the Company or any of their respective assets are bound or (iii) assuming that all consents, authorizations and approvals contemplated by Section 3.3(b) or Section 1.8 have been obtained and all filings contemplated thereby have been made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to NGC, any of its subsidiaries (excluding for purposes of this clause (iii) the Company and its subsidiaries) or any of their properties or assets; except for such violations, breaches, defaults, terminations, amendments, cancellations or accelerations which would not materially impair or delay the consummation of the transactions contemplated by this Agreement.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by NGC or the consummation by NGC of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws (as hereinafter defined), (ii) applicable requirements under the Securities Exchange Act of 1934, as amended and the regulations thereunder (the "Exchange Act") and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not materially impair or delay the consummation of the transactions contemplated by this Agreement.

          Section 3.4  No Other Representations or Warranties.  Except for the
                       --------------------------------------
representations and warranties contained in this Article III, neither NGC nor any other Person (as defined in the Merger Agreement) makes any other

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express or implied representation or warranty on behalf of NGC.

                                   ARTICLE IV

                            [Intentionally Omitted]

                                   ARTICLE V


             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

          Parent represents and warrants and Purchaser as of the Closing will represent and warrant to NGC as follows:

          Section 5.1  Organization.  Parent is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of the State of Delaware and Purchaser as of the Closing will be a corporation duly organized, validly existing and in good standing under the laws of Delaware. Parent has and as of the Closing Purchaser will have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being or will be conducted and is or will be qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business or financial condition of Parent and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement. Parent has previously delivered to NGC complete and correct copies of its certificate of incorporation and by-laws, as currently in effect and prior to the Closing Parent will have delivered to NGC complete and correct copies of the certificate of incorporation and by-laws of Purchaser, as in effect at the time of such delivery.

          Section 5.2  Authorization; Validity of Agreement.  Parent has the
                       ------------------------------------
requisite corporate power and authority to execute and deliver this Agreement. Parent has, and as of the Closing Purchaser will have, the requisite corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby. The consummation of the transactions contemplated hereby will be duly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser will be necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by NGC, is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

          Section 5.3  No Violations; Consents and Approvals.
                       -------------------------------------

          (a) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent and Purchaser of the transactions contemplated hereby will (i) violate any provision of the respective certificates of incorporation or by-laws of Parent or Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that all consents, authorizations and approvals contemplated by Section 5.3(b) have been obtained and all filings contemplated thereby have been made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets; except for such violations, breaches, defaults, terminations, amendments, cancellations or accelerations which would not materially impair or delay the consummation of the transactions contemplated by this Agreement.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent and Purchaser of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws, (ii) applicable requirements under the Exchange Act and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not materially impair or delay the consummation of the transactions contemplated by this Agreement.

          Section 5.4  Financing.  One business day prior to the Effective Time,
                       ---------
Parent and Purchaser will have sufficient funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and to perform their obligations hereunder.

          Section 5.5  Brokers.  No broker, finder or investment banker is
                       -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and Purchaser.

          Section 5.6  Public Utility Company; Public Utility Regulatory
                       -------------------------------------------------
Policies Act.  Neither Parent nor its Subsidiaries is subject to regulation as a
------------
"holding company" or a "subsidiary company" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935.

          Section 5.7  Absence of Litigation.  As of the date hereof, there is
                       ---------------------
no suit, claim, action, proceeding or investigation pending against, or to the actual knowledge of Parent, threatened against, Parent or any of its respective properties before any Governmental Entity or arbitrator which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. As of the date hereof, neither Parent nor any of its respective properties is subject to any judgment, decree, order or injunction of any Governmental Entity or arbitrator which would prevent or delay the consummation of the transactions contemplated hereby.

          Section 5.8  No Other Representations or Warranties.  Except for the
                       --------------------------------------
representations and warranties contained in this Article V, neither Parent, Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Parent or Purchaser.

                                   ARTICLE VI

                                   COVENANTS

          Section 6.1  Further Action; Reasonable Best Efforts.
                       ---------------------------------------

          (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts to effect all necessary registrations and filings. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, and the transactions contemplated hereby. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company, including any successor, shall take or cause to be taken all such necessary action.

          (b) Parent and NGC shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity. Without limiting the foregoing, Parent and NGC shall, as soon as practicable, file Notification and Report Forms under the HSR Act (as defined below) with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation; and Parent and NGC shall use their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any Competition Law that is required for the consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not
                                --------  -------
obligate Parent or NGC to take any action which would have a material adverse effect on the International Assets. "Competition Laws" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

          Section 6.2  Employee Benefits.
                       -----------------

          (a) For purposes of this Agreement, the term "International Employees" means those employees of the Company and the Subsidiaries who devote a substantial amount of time to the International Business and those consultants whose services relate primarily to the International Businesses. Parent and Purchaser hereby agree to honor without modification or contest, and to make required payments when due under, all portions of the International Employee Plans in existence on the date hereof (or as modified to the extent permitted by the Merger Agreement); provided, however, that nothing in this Section 6.2 shall
                       --------  -------
be construed to limit the ability of Parent and Purchaser to amend or terminate such Plans after the Closing to the extent permitted under the terms of the International Employee Plans.

          (b) Parent and Purchaser hereby agree that for a period of one year immediately following the Effective Time, they shall, or shall cause the International Entities (as hereinafter defined) to either (i) continue to maintain the International Employee Plans on terms no less favorable in the aggregate than those provided to the International Employees and former international employees on the date hereof or (ii) provide that International Employees and former international employees may participate in analogous plans of Parent which provide benefits which in the aggregate are substantially similar to those provided to them under the International Employee Plans on the date hereof.

          Section 6.3  Indemnification.  (a) NGC shall, and NGC shall cause the
                       ---------------
Company to, jointly and severally indemnify, defend and hold Parent, Purchaser and their affiliates harmless against and in respect of (i) all claims asserted by third parties with respect to Excluded Liabilities and (ii) all costs and expenses (including expenses of investigation, settlement negotiation and attorneys' fees) incurred by Parent or Purchaser in connection with any action, suit, proceeding, demand, claim, investigation, assessment or judgment incident to any of the matters indemnified against in this Section 6.3(a).

          (b) Parent shall, and Parent shall cause the Purchaser to, jointly and severally indemnify, defend and hold NGC, the Company and their affiliates harmless against and in respect of (i) claims asserted by third parties with respect to the Assumed Liabilities, (ii) all credit support obligations, guarantees and contribution obligations relating to the International Assets, including but not limited to those listed on Schedule 1.3 of the Disclosure Schedule with respect to which the Company and its Subsidiaries have not been fully released by the Closing to the reasonable satisfaction of NGC and (iii) all costs and expenses (including expenses of investigation settlement negotiation and attorneys' fees) incurred by the Company, NGC and their affiliates in connection with any action, suit, proceeding, demand, claim, investigation assessment or judgment incident to any of the matters indemnified against in this Section 6.3(b).

          (c)  Promptly after receipt by an indemnified party under this Section
6.3 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.3, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party except to the extent that the indemnifying party is prejudiced by such failure to notify. If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 6.3 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation (including related reasonable attorney's fees and expenses), provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel), and in that event the fees and expenses of such separate counsel shall be paid by the indemnified party unless the named parties to any such claim or action (including any impleaded parties) include both the indemnifying party and the indemnified party and in the opinion of counsel to the indemnified party (which counsel is reasonably satisfactory to the indemnifying party) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the reasonable fees and expenses of separate counsel (which counsel is reasonably satisfactory to the indemnifying party) shall be paid by the indemnifying party. Purchaser and the Company shall each render to each other such assistance (including by asserting reasonable counterclaims and bringing suit against third parties) as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

          (d) The indemnities provided in this Agreement shall survive the Closing.

          (e) The parties agree that the indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

          Section 6.4  Publicity.  None of NGC, Parent, Purchaser nor any of
                       ---------
their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement, or the other transactions contemplated hereby without prior consultation with the other parties, except as may be required by law or by any listing agreement with a national securities exchange after prior notice has been given to, and all reasonable efforts have been made to consult with the other parties.

          Section 6.5  Corporate Names; Termination of Trademark Licensing
                       ---------------------------------------------------
Agreements.
----------

          (a) Each of Parent and Purchaser shall change any of the names of the corporations or other Persons included as part of the International Assets which contain "Destec" to corporate names not containing "Destec" within 90 days after the transfer of such Person to Purchaser and shall use their respective reasonable best efforts to remove all corporate names, service marks, trademarks and trade names containing "Destec" (the "Destec Names") from any of the International Assets within one year after the Closing Date. After the Closing Date, neither Parent nor Purchaser shall seek to obtain any rights to or use the Destec Names except as specifically provided in this Section 6.5.

          (b) All trademark licensing agreements by and between the Company and any of the entities included as part of the International Assets shall be terminated as of the Closing Date subject to the provisions of this Section 6.5.

          Section 6.6  No Non-Compete Obligation.
                       -------------------------

          The parties hereby acknowledge that the consummation of the transactions contemplated hereby will not create an obligation of (i) NGC or its affiliates not to compete in any business with Parent, Purchaser or their respective affiliates; provided that none of NGC, the Company or their affiliates shall use any confidential information obtained from the Company in connection with NGC entering into the Merger Agreement or this Agreement to so compete or (ii) Parent or its affiliates not to compete in any business with NGC, the Company or their respective affiliates; provided that none of Parent, Purchaser or their affiliates shall use any confidential information obtained from the Company in connection with Parent entering into this Agreement.

          Section 6.7  Obligations under Merger Agreement.  If the conditions to
                       ----------------------------------
NGC's obligations under the Merger Agreement have been satisfied, NGC will consummate the Merger; provided, that Parent shall be in compliance with Section 1.6(b) of this Agreement.

          Section 6.8  Transfer Taxes.  Parent shall cause Purchaser to pay all
                       --------------
transfer taxes, stamp taxes or similar taxes arising in connection with the sale and purchase of the International Assets hereunder.

          Section 6.9  Merger Agreement Break-Up Fee.  NGC shall promptly pay to
                       -----------------------------
Parent its pro rata share of any proceeds received by NGC pursuant to Section
8.3 of the Merger Agreement.

          Section 6.10  Site Development Agreement.  If the Company receives
                        --------------------------
notice from The Dow Chemical Company ("Dow") under Section 3.1 of the Site Development Agreement between the Company and Dow dated February 17, 1997 with respect to any project outside the United States of America, NGC shall cause the Company to promptly send to Purchasers a copy of such notice.

          Section 6.11  Certain Confidentiality Obligations.  Parent hereby
                        -----------------------------------
agrees to be bound by the terms and conditions of Section 6.4 of the Merger Agreement.

          Section 6.12  Tax Matters.
                        -----------

          (a) NGC and Parent shall make a joint election for the International Entities (as hereinafter defined) that are U.S. corporations under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") and under any applicable similar provisions of state or local law (collectively, the "Section 338(h)(10) Elections"). On the Closing Date, NGC and Parent shall exchange completed and executed copies of Internal Revenue Service Form 8023-A and any similar state or local forms (collectively, the "Forms"). If any changes are required in the Forms as a result of information which is first available after such Forms are prepared, the parties will promptly agree on such changes. After all required schedules to support the Forms are completed, NGC and Parent shall file the Forms, which filing shall be made within the time period specified under applicable law. NGC, Parent, the International Entities and the Company shall make all required filings relating to the Section 338(h)(10) Elections in connection with their federal and applicable state and local income tax returns, and shall cooperate fully with each other with respect to such filings. For purposes of this Agreement, "International Entities" means those Persons which own, or have any rights to or interest in (direct or indirect), the International Assets.

          Within 180 days following the Closing Date, Parent shall (i) draft a schedule (the "Allocation Schedule") allocating the Modified Adjusted Deemed Sales Price (as defined in Section 1.338(h)(10)-1(f) of the Treasury regulations), and the Adjusted Deemed Sales Price (as defined in Section 1.338-3(d) of the Treasury Regulations for the International Entities for which
Section 338(h)(10) Elections or Section 338(g) elections will be among the International Assets and (ii) deliver such Allocation Schedule to NGC. The Allocation Schedule shall be reasonable and shall be prepared in accordance with
Section 338 of the Code and the Treasury regulations thereunder. Each of Parent, on the one hand, and NGC (upon its consent to the Allocation Schedule, which consent shall not be unreasonably withheld) on the other hand, shall report the transactions contemplated hereby, and file all Tax Returns (as defined below), in each case, for federal, state, local and foreign Tax purposes in accordance with the Allocation Schedule.

          NGC represents and warrants that it will make joint Section 338(h)(10) Elections with Dow for the International Entities that are U.S. corporations and will file Section 338(g) elections only for those International Entities designated by Parent. Parent represents and covenants that it will not file, or permit to be filed by any affiliate, Section 338(g) Elections except for those International Entities designated for such Elections pursuant to the preceding sentence.

          (b) Nothing contained herein shall be construed as altering the rights, obligations and duties of Dow, the Company and any Subsidiaries of the Company to each other pursuant to the Tax Sharing Agreement between Dow, the Company and its Subsidiaries dated May 15, 1996 (the "Tax Sharing Agreement") (attached hereto as Exhibit 6.12). The Tax Sharing Agreement shall continue to govern the rights and obligations of Dow, the Company and any Subsidiaries of the Company with respect to the taxable periods for which it is effective. Parent acknowledges that the Tax Sharing Agreement shall be amended effective as of the Closing Date in the form of the First Amendment to the Tax Sharing Agreement, which has been previously distributed to Parent.

          Parent shall pay or cause the International Entities to pay to NGC all amount required to be paid by the International Entities to Dow under the Tax Sharing Agreement. NGC shall pay to the International Entities all amounts Dow is required to pay to the International Entities under the Tax Sharing Agreement.

          (c) (i) NGC shall be liable for, and shall indemnify Parent and Purchaser for and hold Parent and Purchaser harmless against (A) all income Taxes (as defined below) imposed for any taxable year on Dow's "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or any other combined or unitary group for state, local or foreign tax purposes that include Dow (not including the use of any losses or other Tax attributes) (B) any incremental amount of state and local income Taxes imposed on the International Entities (other than any amount of state or local Taxes imposed on a combined or unitary group that includes Dow) for the taxable year that includes the Closing Date, to the extent that such amount is incurred as a result of the Section 338(h)(10) Elections or any election under Section 338(g) of the Code and (C) all liability for income Taxes imposed on any International Entities pursuant to Section 1.1502-6 of the Treasury Regulations or any comparable provision of state or local law. NGC shall be entitled to any refund of (or credit for) Taxes allocable or attributable to Taxes for which NGC is liable to Parent or Purchaser pursuant to this paragraph (c)(i) of this Section 6.12.

          (ii) Parent and Purchaser shall be liable for, and shall indemnify NGC for and hold Seller harmless against all Taxes of or imposed on any of the International Entities for any taxable period other than those Taxes referred to in paragraph (c)(i) of this Section 6.12. Parent shall be entitled to any refund of (or credit for)

Taxes allocable or attributable to Taxes for which Parent is liable to NGC pursuant to this paragraph (c)(ii) of Section 6.12.

          (iii) Notwithstanding anything to the contrary contained herein, Parent shall assume and pay all sales, use, privilege, transfer, stock transfer, real property transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees and all foreign Taxes (including any penalties, interest or additions) imposed upon any party incurred in connection with any of the transfers contemplated by this Agreement (collectively, "Transfer Taxes") and Parent shall, at its own expense, accurately file all necessary Tax Returns and other documentation with respect to any Transfer Tax other than Tax Returns which Seller is responsible for filing under applicable law. Parent and Seller agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Transfer Taxes.

          (d) (i) Parent acknowledges that Dow shall file or cause to be filed when due all Tax Returns Dow has elected to file pursuant to the Tax Sharing Agreement and Dow shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Parent shall file or cause to be filed when due all Tax Returns other than those Tax Returns Dow has elected to file pursuant to the Tax Sharing Agreement that are required to be filed by or with respect to the International Entities and Parent shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

          (ii) None of Parent or any affiliate of Parent shall (or shall cause or permit the Company or any of its Subsidiaries to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company or any of its Subsidiaries with respect to any Company or any of its Subsidiaries with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of NGC.

          (iii) Parent shall promptly cause the International Entities to prepare and provide to, or at the direction of, NGC, all Tax information materials, including, without limitation, schedules and work papers which the Company is required to provide Dow pursuant to the Tax Sharing Agreement. Each of NGC and Parent shall (and shall cause their respective affiliates to): (A) assist the other party and/or Dow in preparing any Tax Returns which such other party or Dow is responsible for preparing and filing in accordance with clause (i) of this Section 6.12, (B) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and each Subsidiary of the Company, and (C) make available to the other party and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary of the Company, provided, NGC or Parent (or respective
                                --------
affiliates) has access to information, records or personnel concerning such Tax Returns that is not available to the other party.

          (e) NGC or Parent shall pay the other party for the Taxes for which NGC or Parent, respectively, is liable pursuant to paragraph (c) of Section 6.12 upon the written request of the party entitled to the payment, setting forth in detail the nature and the amount of the Taxes to which the payment relates.

          (f) Each of NGC and Parent shall (and cause their respective affiliates to): (A) provide timely notice to the other in writing of any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim ("Tax Claim") delivered, sent, commenced or initiated to or against the Company or any Subsidiary of the Company by any Taxing authority with respect to taxable periods for which the other may have a liability under this Section 6.12, and (B) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

          (g) Parent acknowledges that Dow shall have the sole right to represent the Company's and each of its Subsidiaries' interests in any Tax Claim, Tax audit or administrative or court proceeding ("Proceeding") relating to any Taxes (A) imposed for any taxable year on Dow's "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or any other combined or unitary group of Dow, (B) imposed on the Company or any Subsidiary of the Company as a result of the Section 338(h)(10) Elections (or similar provision under state, local or foreign law) pursuant to paragraph (a) of Section 6.12. None of Parent, any of its affiliates, or any International Entities may settle any Proceeding for any taxable year which may be the subject of indemnification by NGC under paragraph
(c) of Section 6.12 without the prior written consent of NGC, which consent may not be unreasonably withheld. Parent shall have the sole right to represent the
---    ------------
International Entities' interests in any Proceeding relating to any Taxes for which

Parent could be liable to NGC pursuant to Section 6.12(c) of this Agreement. If the resolution of any Proceeding could adversely affect a party other than the party with the sole right to represent the Company's or any Subsidiary's interest in any Tax Claim then such other party shall have the right to participate in such Proceeding at its own cost and expense.

          (h)  Any payment by Parent, Purchaser or NGC pursuant to this Section
6.12 shall be an adjustment to the Purchase Price.

          (i) For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental Entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation,, any information return, claim for refund, amended return or declaration of estimated Tax.

          (j) The obligations set forth in this Section 6.12 shall be unconditional and absolute and shall remain in effect without limitation as to time.

          Section 6.13  Financing Commitment.
                        --------------------

          Parent agrees that:

          (a) Within 10 days of the signing of this agreement, Parent will provide to NGC a commitment letter substantially in the form of that original letter dated February 17, 1997 from Morgan Guaranty Trust Company of New York and J.P. Morgan Securities, Inc. (Morgan) except that (a) clauses (iii) and (iv) shall be deleted in their entirety and (b) a termsheet evidencing the substantive terms and conditions under which Morgan will finance AES's purchase of the International Assets shall be referenced and attached.

          (b) No later than three weeks before the special meeting of Destec's stockholders to approve the Agreement and Plan of Merger, Parent will provide to NGC either (a) evidence that Parent has sufficient cash on hand to fund its obligations under this Agreement or (b) a commitment letter substantially in the form described in (a) above except the due diligence condition in clause (i) therein shall be deleted in its entirety, or (c) such other evidence of a firm financing commitment as may be reasonably satisfactory to NGC and Parent.


                                  ARTICLE VII

                                   CONDITIONS

          Section 7.1  Conditions to Purchaser's Obligation to Purchase the
                       ----------------------------------------------------
International Assets.  The obligation of Purchaser to purchase the International
--------------------
Assets hereunder shall be subject to the satisfaction or waiver by Purchaser at or prior to the Closing of the following: (a) the representations and warranties of NGC and the Company set forth in this Agreement shall be true and correct (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date except for such representations and warranties the failure of which to be true and correct would not have a material adverse effect on the transactions contemplated by this Agreement; (b) no representation, warranty, condition, covenant or other term in the Merger Agreement relating to the International Assets shall be amended, modified or waived, which amendment, modification or waiver could reasonably be expected to have a material adverse effect on the International Assets taken as a whole, without the prior written consent of Parent or Purchaser; (c) the Merger Agreement shall have been consummated, without waiver of any of the conditions contained in the Merger Agreement, which waiver could reasonably be expected to have a material adverse effect on the International Assets taken as a whole, without the written consent of Parent or Purchaser.

          Section 7.2.  Conditions to NGC's Obligation to Sell the International
                        --------------------------------------------------------
Assets.  The obligation of NGC to sell the International Assets hereunder shall
------
be subject to the satisfaction or waiver by NGC at or prior to the Closing of the following: (a) the Merger shall have been consummated, (b) the representations and warranties of the Parent and Purchaser set forth in this Agreement shall be true and correct (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date except for such representations and warranties the failure of which to be true and correct would not have a material adverse effect on the transactions contemplated by this Agreement and (c) Purchaser shall have complied with Section 1.6(b) hereof.


                                  ARTICLE VIII

                                  TERMINATION

          Section 8.1  Termination.  Notwithstanding anything herein to the
                       -----------
contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a)  By the mutual written consent of Parent and NGC; or

          (b)  By Parent or NGC, if: (i) the Merger Agreement is terminated;
     (ii) the transactions contemplated by this Agreement have not been consummated on or prior to December 31, 1997, or such other date, if any, as Parent and NGC shall agree upon; provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or (iii) any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or making such transactions illegal and such statute, order, decree, regulation or other action shall have become final and non-appealable.

          Section 8.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate, and there shall be no liability on the part of Parent, Purchaser or NGC except as set forth in Section 9.1 hereof; provided that the termination of this

Agreement shall not relieve any party from liability for breach of this Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1  Fees and Expenses.  Except as contemplated by this
                       -----------------
Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

          Section 9.2  Specific Performance.  The parties hereto agree that
                       --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 9.3  Amendment; Waiver.
                       -----------------

          (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (b) At any time prior to the Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 9.4  Survival.  The respective representations and warranties
                       --------
of Parent, Purchaser and NGC contained herein or in any certificates or other documents delivered prior to or as of the Closing shall not survive beyond the Closing. The covenants and agreements of the parties hereto shall survive the Closing without limitation (except for those which, by their terms, contemplate a shorter survival period).

          Section 9.5  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to NGC, to:

               NGC Corporation
               13430 Northwest Freeway
               2500 Citywest Blvd.
               Suite 1200
               Houston, Texas 77040-6095
               Telephone:     (713)
               Facsimile:     (713) 507-6505
               Attention:     Hugh Tarpley

               with a copy to:

               Vinson & Elkins L.L.P.
               2300 First City Tower
               1001 Fannin Street
               Houston, Texas 77002-6760
               Telephone:     (713) 758-2222
               Facsimile:     (713) 758-2346
               Attention:     T. Mark Kelly, Esq.
                              Keith R. Fullenweider, Esq.

          and

          (b)  if to Parent, to:

               The AES Corporation
               1001 North 19th Street
               Arlington, Virginia  22209
               Telephone:  (703) 522-1315
               Facsimile:  (703) 528-4510
               Attention:  Katherine Oster
               with a copy to:

               Chadbourne & Parke LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Telephone:  (212) 408-5100
               Facsimile:  (212) 541-5369
               Attention:  John T. Baecher, Esq.

          Section 9.6  Interpretation.  When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "affiliates" and "associates" when used in this Agreement shall have the respective meanings ascribed to them in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

          Section 9.7  Headings; Schedules.  The headings contained in this
                       -------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule to the Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

          Section 9.8  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

          Section 9.9  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement, and supersedes all prior agreements and understandings (written and oral) among the parties with respect to the subject matter hereof, including, without limitation, that certain Joint Bidding Agreement, dated February 10, 1997, by and between Parent and NGC.

          Section 9.10  Severability.  If any term, provision, covenant or
                        ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 9.11  Governing Law.  This Agreement shall be governed and
                        -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 9.12  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns. The provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 9.13  Consent to Jurisdiction.  Each of the parties hereto
                        -----------------------
hereby irrevocably and unconditionally consents to submit to jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, Parent and NGC have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                               NGC CORPORATION

                                               By:  /s/ Kenneth E. Randolph
                                                    --------------------------
                                                    Name:  Kenneth E. Randolph
                                                    Title: Senior Vice President
                                                           and General Manager

                                               THE AES CORPORATION

                                               By:  /s/ Kenneth R. Woodcock
                                                    --------------------------
                                                    Name:  Kenneth R. Woodcock
                                                    Title: Senior Vice President